SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

4000 Smith Road
Cincinnati, Ohio		45209
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 1.01. Entry into a Material Definitive Agreement

On June 8, 2009, First Financial Bancorp. (the “Company”) completed the sale of 13.8 million common shares, without par value (the “Securities”), in a public offering pursuant to an underwriting agreement dated June 3, 2009 (the “Underwriting Agreement”), between the Company on the one hand, and Sandler O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named on Schedule A thereto, on the other hand (collectively, the “Underwriters”).  The Securities were sold at a price to the public of $7.50 per share for total gross proceeds of $103.5 million.  The Securities sold include 1.8 million shares purchased by the underwriters pursuant to their over-allotment option under the Underwriting Agreement, which was exercised in full. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $98 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to the Underwriting Agreement, certain directors and executive officers of the Company entered into agreements substantially in the form included in the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as among the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

The Securities were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-153751), filed on May 1, 2009 (the “Registration Statement”).  The offer and sale of the Securities are described in the Company’s prospectus dated May 1, 2009, constituting part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 2, 2009 and a final prospectus supplement dated June 3, 2009.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated June 3, 2009, between First Financial Bancorp., and Sandler O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named on Schedule A thereto.

99.1	Press Release, dated June 8, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  June 8, 2009

Form 8-K	First Financial Bancorp.

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated June 3, 2009, between First Financial Bancorp., and Sandler O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named on Schedule A thereto.

99.1	Press Release, dated June 8, 2009.